Exhibit 99.1

Pathward Financial, Inc. Declares Cash Dividend

SIOUX FALLS, S.D., November 17, 2022 - Pathward Financial, Inc.™ ("Pathward Financial" or the “Company”) (Nasdaq: CASH) announced that the Company will pay a cash dividend of $0.05 per share for the first fiscal quarter of 2023. This dividend will be payable on January 2, 2023 to shareholders of record as of December 8, 2022.

At September 30, 2022, the Company had total assets of $6.75 billion and shareholders’ equity of $645.1 million.

This press release and other important information about the Company are available at www.pathwardfinancial.com.

About Pathward Financial, Inc.™
Pathward Financial, Inc.™ (Nasdaq: CASH) is a U.S.-based financial holding company driven by its purpose to power financial inclusion for all™. Through our subsidiary, Pathward™, N.A., we strive to increase financial availability, choice and opportunity across our Banking as a Service and Commercial Finance business lines. These strategic business lines provide end-to-end support to individuals and businesses. Learn more at www.pathwardfinancial.com.

Investor Relations Contact
Justin Schempp
877-497-7497
jschempp@pathward.com

Media Relations Contact
mediarelations@pathward.com